SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[x]Definitive Proxy Statement                     Commission Only (as permitted
[ ]Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]Soliciting Material Under Rule 14a-12

                           HCB BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
      0-11.

      1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

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      3. Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4. Proposed maximum aggregate value of transaction:

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      5. Total fee paid:

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[ ]   Fee paid previously with preliminary materials:___________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

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      4. Date Filed:

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


                      [LETTERHEAD OF HCB BANCSHARES, INC.]



                                October 21, 2002




Dear Stockholder:

     We invite you to attend the annual meeting of stockholders of HCB Bancshares, Inc. to be held at the Camden Country Club, located at 1915 Washington Street, Camden, Arkansas, on Thursday, November 21, 2002 at 10:00 a.m., local time.

     The accompanying notice and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company's subsidiary, HEARTLAND Community Bank. Directors and officers of the Company, as well as representatives of BKD, LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                     Sincerely,

                                     /s/ Cameron D. McKeel

                                     Cameron D. McKeel
                                     President and Chief Executive Officer

                              HCB BANCSHARES, INC.
                            237 JACKSON STREET, S.W.
                           CAMDEN, ARKANSAS 71701-3941
                                 (870) 836-6841

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 21, 2002

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of HCB Bancshares, Inc. (the "Company") will be held at the Camden Country Club, located at 1915 Washington Street, Camden, Arkansas, on Thursday, November 21, 2002 at 10:00 a.m., local time.

     A proxy statement and proxy card for the Annual Meeting accompany this notice.

     The Annual Meeting is for the purpose of considering and acting upon:

     1.   The election of three  directors of the Company for three-year  terms;
          and

     2. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on October 7, 2002 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

     A list of the stockholders of the Company entitled to vote at the Annual Meeting shall be open to the examination of any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting. Such list will be held at the Company's office located at 237 Jackson Street, S.W., Camden, Arkansas.

     You are requested to fill in and sign the accompanying proxy card which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend and vote at the Annual Meeting in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Paula J. Bergstrom

                                    PAULA J. BERGSTROM
                                    SECRETARY

Camden, Arkansas
October 21, 2002

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. THE ACCOMPANYING PROXY CARD IS ACCOMPANIED BY A SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT
                                       OF
                              HCB BANCSHARES, INC.
                            237 JACKSON STREET, S.W.
                           CAMDEN, ARKANSAS 71701-3941

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 21, 2002


                                     GENERAL

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of HCB Bancshares, Inc. (the "Company") to be used at the annual meeting of stockholders (the "Annual Meeting") which will be held at the Camden Country Club, located at 1915 Washington Street, Camden, Arkansas, on Thursday, November 21, 2002 at 10:00 a.m., local time. This proxy statement and the accompanying notice and proxy card are being first mailed to stockholders on or about October 21, 2002.


                       VOTING AND REVOCABILITY OF PROXIES

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Paula J. Bergstrom, Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE
INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH IN THIS PROXY STATEMENT AND FOR THE OTHER PROPOSITIONS STATED. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions, as well as shares held in street name which have been designated by brokers on proxy cards as not voted, will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present and eligible to vote for purposes of determining whether a quorum is present.


                   VOTING SECURITIES AND BENEFICIAL OWNERSHIP

     Stockholders of record as of the close of business on October 7, 2002 (the "Record Date") are entitled to one vote for each share then held. As of October 11, 2002, the Company had 1,498,436 shares of common stock, par value $.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth as of October 11, 2002, certain information as to the Common Stock believed by management to be beneficially owned by persons owning in excess of 5% of the Company's Common Stock and by all directors and executive officers of the Company as a group.

                                                                                         PERCENT OF SHARES
NAME AND ADDRESS                                    AMOUNT AND NATURE OF                 OF COMMON STOCK
OF BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP(1)                 OUTSTANDING
-------------------                                -----------------------               -----------------
HCB Bancshares, Inc.                                     195,925 (2)                         13.08%
Employee Stock Ownership Plan ("ESOP")
237 Jackson Street, S.W.
Camden, Arkansas 71701

Joseph Stilwell                                          150,150 (3)                         10.02
26 Broadway, 23rd Floor
New York, New York  10004

All directors, nominees for director
   and executive officers as a group (10 persons)        267,494 (4)                         16.80

__________
(1) Includes all shares as to which the beneficial owner had sole or shared voting and/or investment power.
(2) These shares are held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid. The ESOP trustee, Regions Bank, Little Rock, Arkansas, votes all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received, if any, are voted by the ESOP trustee in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by the Company's Board of Directors. As of October 11, 2002, 111,285 shares had been allocated and 84,640 shares were unallocated.
(3) The information provided herein is based upon Amendment No. 3 to a Schedule 13D, dated May 2, 2002, filed jointly by Joseph Stilwell, Stilwell Value Partners IV, L.P., Stilwell Associates, L.P. and Stilwell Value LLC (collectively, the "Group"). The Schedule 13D reported that each member of the Group shared voting and investment power with respect to all 150,150 shares reported as beneficially owned.
(4) Includes 160,992 shares which all directors and executive officers as a group had a right to purchase pursuant to the exercise of stock options exercisable within 60 days of October 11, 2002. To the extent available, such shares are assumed to be transferred upon the exercise of options to directors and executive officers from the HCB Bancshares, Inc. 1998 Stock Option Plan Trust, while the remaining shares are assumed to be newly issued. Does not include 66,945 shares held by the HCB Bancshares, Inc. Stock Option Plan Trust, 21,009 shares held by the Company's Management Recognition Plan Trust, 27,000 shares held by the HEARTLAND Community Bank Executive Officers' Grantor Trust and 8,077 shares held by the HEARTLAND Community Bank Non-Employee Directors' Grant Trust, which shares are voted by Directors Akin, Murry, Parker and Steelman as trustees for such trusts. Such shares are required to be voted in the same proportion as the unallocated shares under the ESOP.

                       PROPOSAL I -- ELECTION OF DIRECTORS
GENERAL

     The Company's Board of Directors consists of seven members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. The Board of Directors has nominated Cameron D. McKeel, Bruce D. Murry and F. Michael Akin, all to serve as directors for a three-year period. Under Oklahoma law, directors are elected by a plurality of all shares present and entitled to vote at a meeting at which a quorum is present.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth the names of the persons nominated by the Board of Directors for election as directors. Also set forth is certain other information with respect to each person's age, the year he or she first became a director of the Company's subsidiary, HEARTLAND Community Bank (the "Bank"), the expiration of his or her term as a director and the number and percentage of shares of Common Stock beneficially owned. Each director of the Company is also a member of the Board of Directors of the Bank. With the exception of Messrs. Akin and Rich, all individuals were initially appointed as a director of the Company in 1996 in connection with the Company's incorporation.

                                                                                    SHARES OF
                                            YEAR FIRST                            COMMON STOCK
                                            ELECTED AS         CURRENT            BENEFICIALLY
                         AGE AS OF THE       DIRECTOR           TERM               OWNED AS OF         PERCENT
NAME                      RECORD DATE       OF THE BANK       TO EXPIRE        OCTOBER 11, 2002(1)   OF CLASS(2)
----                     -------------      -----------       ---------        -------------------   -----------
                                              BOARD NOMINEES FOR TERMS TO EXPIRE IN 2005

Cameron D. McKeel             63               1996              2002               58,596             3.79%

Bruce D. Murry                63               1994              2002               21,794             1.44

F. Michael Akin               46               2000              2002                  500               *

                                                    DIRECTORS CONTINUING IN OFFICE

Carl E. Parker, Jr.           55               1981              2003               42,294             2.79

John G. Rich                  46               2001(3)           2003                   --               --

Vida H. Lampkin               64               1983              2004               71,685             4.63

Clifford O. Steelman          61               1984              2004               42,194             2.79

__________
(1) Includes all shares as to which the beneficial owner had sole or shared voting and/or investment power. Amounts shown include 47,612, 15,872, 0, 15,872, 0, 50,784 and 15,872 shares which may be acquired by Directors McKeel, Murry, Akin, Parker, Rich, Lampkin and Steelman, respectively, upon the exercise of options exercisable within 60 days of October 11, 2002. Does not include unallocated shares held by the ESOP (see above) or shares held by Directors Akin, Murry, Parker and Steelman as trustees for the Company's Management Recognition Plan Trust, which shares are required to be voted in the same proportion as the unallocated shares under the ESOP or, in the absence thereof, as directed by the Company's Board of Directors. Does not include 18,000 and 9,000 shares held in the HEARTLAND Community Bank Executive Officers' Grantor Trust for the benefit of Directors Vida H. Lampkin and Cameron D. McKeel, respectively, or 2,900 shares held in the HEARTLAND Community Bank Non-Employee Directors' Grantor Trust for the benefit of Director Carl E. Parker, Jr., as to which shares such directors have a precuniary interest but do not have or share voting or dispositive power.
(2)  Assumes shares issued upon exercise of options are newly issued shares.
(3) Mr. Rich was appointed as a director by the Board of Directors in October 2001 pursuant to an agreement with Joseph Stilwell, Stilwell Value Partners IV, L.P., Stilwell Associates, L.P. and Stilwell Value LLC.
*    Less than 1% of the outstanding Common Stock.

     Set forth below is information regarding the Company's directors and nominees for director. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     CAMERON D. MCKEEL has served as President and Chief Executive Officer of the Company and Bank since December 1999. From November 1997 to December 1999, Mr. McKeel served as Executive Vice President of the Company and from December 1996 to November 1997 was Vice President of the Company. In addition, from May 1996 to December 1999, Mr. McKeel served as Executive Vice President of the Bank. He is a member of the Camden Lions Club and is a past President of the Ouachita Area United Way.

     BRUCE D. MURRY is owner of Bruce's, Inc., a retail establishment, located in Camden, Arkansas. Mr. Murry is a current member of the Camden Lions Club and the Camden Chamber of Commerce.

     F. MICHAEL AKIN has served as President and CEO of Akin Industries, a manufacturer of furniture for the healthcare and hospitality industries, for the past 14 years. Mr. Akin currently serves on the Arkansas Economic Development Commission, of which he is a past Chairman. He is a charter board member of the Arkansas Wood Manufacturers Association and served as President in 1995-96. In addition, Mr. Akin is a board member of the Monticello Economic Development Commission and is Chairman of the Drew County Work Force Training Advisory Council.

     CARL E. PARKER, JR. has been General Manager of Camden Monument Company from 1970 to the present. He is a member of the Camden Rotary Club.

     JOHN G. RICH is Of Counsel to the New York, New York law firm of Eppenstein & Eppenstein, where he has practiced since 1995.

     VIDA H. LAMPKIN served as President and Chief Executive Officer of the Company from December 1996 until December 1999 and served as President and Chief Executive Officer of the Bank from January 1990 until December 1999. Mrs. Lampkin is currently the Chairman of the Board of the Company as well as Chairman of the Board of the Bank. Mrs. Lampkin is currently a Board member of the Arkansas League of Savings Institutions, a member of the Governmental Affairs Council of America's Community Bankers and a Board member of Arkansas Quality Award.

     CLIFFORD O. STEELMAN retired in 2001 as Senior Human Resource Administrator for Atlantic Research Corporation located in Camden, Arkansas. Mr. Steelman retired from the Camden Kraft Packaging Plant, International Paper, Camden, Arkansas, in 1997 after having been employed there since 1968. Mr. Steelman is a member of the Board of Directors of the Camden Fairview School District and a member of the Camden Chamber of Commerce.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following table sets forth information regarding the executive officers of the Company who do not serve on the Board of Directors.

                                         AGE AT
                                        JUNE 30,
NAME                                      2002                TITLE
----                                    ---------             -----
Charles T. Black                           51                 Senior Vice President and Chief Lending Officer
                                                              Of the Company and the Bank

Paula J. Bergstrom                         47                 Senior Vice President Administration and
                                                              Secretary of the Company and the Bank

Scott A. Swain                             40                 Senior Vice President and Chief Financial Officer
                                                              of the Company and the Bank

     The following paragraph sets forth information regarding the principal occupations of the executive officers designated above.

     CHARLES T. BLACK has served as Senior Vice President and Chief Lending Officer of the Company and Senior Vice President and Chief Lending Officer of the Bank since May 2002. Prior to joining the Bank, Mr. Black was President of BancorpSouth, Melbourne, Arkansas, and from June 1990 to January 2002 served as President of BancorpSouth, Lewisville, Arkansas. Mr. Black is currently a board member of the Arkansas Red River Commission and Red River Valley Association. Mr. Black currently serves on the Arkansas Bankers Association Subsidiary Board and has previously served as Treasurer and Executive Board Member of the Arkansas Bankers Association. Mr. Black has also served on the board of the Caddo Council Boy Scouts of America, as President of the Lewisville Chamber of Commerce, and as Chairman of the Southwest Arkansas Workforce Investment Board.

     PAULA J. BERGSTROM has served as Secretary of the Company since December 1996 and was named Senior Vice President Administration of the Company in November 2000. From February 1992 to December 1997, Mrs. Bergstrom served as Vice President Compliance & Data Processing of the Bank. In January 1997, Mrs. Bergstrom was named Secretary of the Bank and served as the Bank's Vice President Administration from December 1997 to November 2000 at which time she was named the Bank's Senior Vice President Administration.

     SCOTT A. SWAIN served as Vice President and Chief Financial Officer of the Company from February 1999 to November 2000 at which time he was named the Company's Senior Vice President and Chief Financial Officer. Mr. Swain served as Vice President and Chief Financial Officer of the Bank from February 1999 to November 2000 at which time he was named the Bank's Senior Vice President and Chief Financial Officer. Mr. Swain also serves as the Treasurer of the Company and as the Bank's Interim Compliance Officer. Mr. Swain is a 2001 Camden Area Leadership Graduate.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company holds regular monthly meetings and special meetings as needed. During the year ended June 30, 2002, the Company's Board met 16 times. No director attended fewer than 75% in the aggregate of the total number of Board and committee meetings held while he or she was a member during the year.

     The fiscal year 2002 Board of Directors' Audit Committee consisted of Directors Akin, Murry, Parker, Rich and Steelman, who serves as Chairman. The members of the Audit Committee are "independent," as "independent" is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee met five times during the year ended June 30, 2002 to examine and approve the audit report prepared by the independent auditors of the Company, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve Company policies. The Company's Board of Directors has adopted a written charter for the Audit Committee.

     The Compensation Committee for fiscal year 2002 consisted of Directors Akin, Murry, Parker and Steelman. This committee reviews the performance of the officers of the Company and determines compensation. The Compensation Committee met one time during the year ended June 30, 2002.

     The Company does not have a standing nominating committee. Under the Company's current Bylaws, the Company's full Board of Directors selects the management nominees for election of directors. The Board of Directors met once in this capacity with respect to the nominees for election as directors at the Annual Meeting. The Company's Certificate of Incorporation sets forth procedures that must be followed by stockholders seeking to make nominations for directors. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the cash and noncash compensation for each of the three fiscal years ended June 30, 2002 awarded to or earned by the Company's Chief Executive Officer for services rendered in all capacities to the Company and its subsidiaries.

                                                                       LONG-TERM COMPENSATION
                                                                                AWARDS
                                                                      -------------------------
                                           ANNUAL COMPENSATION(1)     RESTRICTED     SECURITIES
                                 FISCAL    ----------------------      STOCK         UNDERLYING       ALL OTHER
NAME AND POSITION                YEAR       SALARY       BONUS         AWARD(S)       OPTIONS       COMPENSATION(2)
-----------------                ------     ------       -----        ----------     ----------     --------------
Cameron D. McKeel                2002     $ 103,935    $     --        $   --            --          $ 48,025
   President and Chief           2001       103,935          --            --            --            63,527
   Executive Officer of the      2000        98,224          --            --            --            70,690
   Company and Bank

Vida H. Lampkin                  2002     $ 114,150          --            --            --          $ 96,975
   Chairman of the Board         2001       114,474          --            --            --           139,035
   of the Company and the Bank   2000       108,485          --            --            --           140,199

____________
(1) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by each named executive officer in fiscal year 2002 did not exceed 10% of each executive officer's salary and bonus.
(2) For Mr. McKeel for fiscal 2002, includes life, health, dental and disability insurance ($6,193), the value of shares allocated under the ESOP ($9,060) and the annual contribution under the Bank's Directors' Retirement Plan ($32,772); for Mrs. Lampkin for fiscal 2002, includes life, health, dental and disability insurance ($3,189), the value of shares allocated under the ESOP ($9,950), and the annual contribution under the Bank's Directors' Retirement Plan ($83,836).

     Year-End Option/SAR Values. The following table sets forth information concerning the number and potential realizable value at the end of the fiscal year of options held by officers listed on the Summary Compensation Table. Neither Mr. McKeel nor Mrs. Lampkin exercised any options during fiscal year 2002.

                                       NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                                      UNDERLYING UNEXERCISED                  IN-THE-MONEY OPTIONS
                                    OPTIONS AT FISCAL YEAR-END                 AT FISCAL YEAR-END (1)
                                    ----------------------------           ----------------------------
NAME                                EXERCISABLE    UNEXERCISABLE           EXERCISABLE    UNEXERCISABLE
----                                -----------    -------------           -----------    -------------
Cameron D. McKeel                     47,612           --                  $ 277,340         $   --
Vida H. Lampkin                       50,784           --                    295,817             --

1 Based on the difference between the fair market value of the underlying Common Stock of $14.95, which was the average of the high and low sale price for the Common Stock on June 30, 2002, as reported on the Nasdaq Small Cap Market and the exercise price of $9.125 per share.

EMPLOYMENT AGREEMENTS

     The Company and the Bank maintain separate employment agreements (the "Employment Agreements") with Cameron D. McKeel who as of December 16, 1999 became President and Chief Executive Officer of the Company and Bank and Vida H. Lampkin, who served as President and Chief Executive Officer of the Bank and the Company until December 16, 1999 and currently serves as Chairman of the Board (together, the "Employees"). In such capacities, the Employees are responsible for overseeing all operations of the Bank and the Company, and for implementing the policies adopted by the Board of Directors. Such Boards believe that the Employment Agreements assure fair treatment of the Employees in relation to their careers with the Company and the Bank by assuring them of some financial security.

     The Employment Agreements provide for terms of one year and an annual base salary of $103,935 and $114,150 for Mr. McKeel and Mrs. Lampkin, respectively. On each anniversary date of the Employment Agreements' effective date (the "Effective Date"), the term of employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Employee has met the required performance standards and that the Employee's respective Employment Agreement should be extended. The Employment Agreements provide each Employee with a salary review by the Boards of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. Each Employment Agreement will terminate upon the Employee's death, may terminate upon the Employee's disability and is terminable by the Bank for "just cause" (as defined in the Employment Agreements). In the event of termination for "just cause," no severance benefits are available. In the event of (i) the Employee's involuntary termination of employment for any reason other than "just cause," or (ii) the Employee's voluntary termination within 90 days of the occurrence of a "good reason" (as defined in the Employment Agreements), the Employee will be entitled to receive (a) his or her salary up to each Employment Agreement's expiration date (the "Expiration Date") plus an additional 12-month salary, (b) a put option requiring the Bank or the Company to purchase Common Stock held by the Employee to the extent that it is not readily tradeable on an established securities market, and (c), at the Employee's election, either cash in an amount equal to the cost of benefits the Employee would have been eligible to participate in through the Expiration Date or continued participation in the benefits plans through the Expiration Date. If the Employment Agreements are terminated due to the Employee's "disability" (as defined in the Employment Agreements), the Employee will be entitled to a continuation of his or her salary and benefits through the date of such termination, including any period prior to the establishment of the Employee's disability. In the event of the Employee's death during the term of the Employment Agreements, his or her estate will be entitled to receive his or her salary through the last day of the calendar month in which the Employee's death occurred. The Employee is able to voluntarily terminate his or her Employment Agreements by providing 90 days' written notice to the Boards of Directors of the Bank and the Company, in which case the Employee is entitled to receive only his or her compensation, vested rights and benefits up to the date of termination.

     In the event of (i) a "change in control," or (ii) the Employees' termination for a reason other than just cause during the "protected period (as defined in the Employment Agreements)," the Employees will be paid within 10 days following the later to occur of such events an amount equal to the difference between (i) 2.99 times their "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. "Change in control" generally refers to (i) the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, (ii) the transfer by the Bank of substantially all of its assets to a corporation which is not an "affiliate" (as defined in the Employment Agreements), (iii) a sale by the Bank or the Company of substantially all the assets of an affiliate which accounts for 50% or more of the controlled group's assets immediately prior to such sale, (iv) the replacement of a majority of the existing board of directors by the Bank or the Company in connection with an initial public offering, tender offer, merger, exchange offer, business combination, sale of assets or contested election, or (v) a merger of the Bank or the Company which results in less than seventy percent (70%) of the outstanding voting securities of the resulting corporation being owned by former stockholders of the Company or the Bank. The Employment Agreements provide that within 10 business days of a change in control, the Bank shall fund, or cause to be funded, a trust in the amount of 2.99 times the Employee's base amount, that will be used to pay the Employee amounts owed to the Employee. The aggregate payments that would be made to the Employees, assuming their termination of employment under the foregoing circumstances at June 30, 2002, would have been approximately $320,055 and $346,092 for Mr. McKeel and Mrs. Lampkin, respectively. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Employee prevails over the Company and the Bank in a legal dispute as to the Employment Agreements, the Employee will be reimbursed for his or her legal and other expenses.

DIRECTOR COMPENSATION

     General. Non-employee directors receive fees of $1,000 per month. This fee includes any committee meeting(s), as well as service on the board of directors of one or more subsidiaries of the Company. Employee directors do not receive fees for service as directors. For fiscal year 2002, directors' fees totaled $65,000. In addition, directors are eligible to receive awards under the Company's Stock Option Plan and Management Recognition Plan. During the year ended June 30, 2002, no new awards were made to directors under these plans. Because of their concern for the level of the Company's earnings, each director voluntarily suspended further vesting of their MRP awards until May 1, 2003.

     Directors' Retirement Plan. The Bank's Board of Directors adopted a directors' retirement plan, effective June 13, 1996, for directors who are or were members of the Board of Directors at any time on or after the plan's effective date, provided that an employee who becomes a director after June 30, 1996 will not become a participant unless the Board of Directors adopts a specific resolution to that effect. On the first day of each calendar month, each participant who is a director on said date, with the exception of Directors Lampkin and McKeel, has his account credited with an amount equal to the product of $158.33 and the Safe Performance Factor for the preceding fiscal year. With the exception of Directors Lampkin and McKeel, the aggregate principal credits to a director's account may not exceed $38,000. The Safe Performance Factor is determined annually by the Board taking into consideration the Company's performance as compared to targets set for the fiscal year. In addition, each participant's account is credited with a rate of return, on any vested amounts previously credited, equal to any appreciation or depreciation determined according to the participant's investment election. Amounts credited to the accounts of participants other than Directors Lampkin and McKeel will be fully vested at all times. The amounts credited to Director Lampkin and Director McKeel vested at the rate of 1.18% for each full month of service as a director, starting with 15% vested interest on January 1, 1996, and became fully vested on January 1, 2002. During the year ended June 30, 2002, the Company accrued $83,836, $32,772, $623, $3,964 and $2,749 under the directors' retirement plan for the benefit of Directors Vida H. Lampkin, Cameron D. McKeel, Carl E. Parker, Jr., Clifford O. Steelman and Bruce D. Murry, respectively.

     Upon a non-employee director's termination of service on the Board due to death, disability, or mandatory retirement due to age restrictions, the director's account will be credited with an amount equal to the difference between $38,000 and the amount previously credited to her or his account, exclusive of investment returns. In the event of Director Lampkin's or Director McKeel's disability or death prior to her or his attainment of 50% vesting, the vested percentage on her or his account will be increased to 50%. If Director Lampkin's or Director McKeel's service on the Board is terminated for any reason other than "just cause" following a change in control, the vested percentage of her or his account will become 100%. Distribution of account balances will be made in cash, over a ten-year period, unless the participant elects to receive a lump sum or annual installments over a period of less than ten years. If a participant dies before receiving all benefits payable under the plan, distribution will be made to her or his beneficiary or, in the absence of a beneficiary, to her or his estate, in a lump sum, unless the participant has elected to have the distribution made in installments over a period of up to ten years. Benefits under the Directors' Plan are nontransferable. The Bank will pay all benefits in cash from its general assets, and has established a trust in order to hold assets with which to pay benefits. Trust assets will be subject to the claims of the Bank's general creditors. In the event a participant prevails over the Bank in a legal dispute as to the terms or interpretation of the Directors' Plan, he or she will be reimbursed for his or her legal and other expenses.

TRANSACTIONS WITH MANAGEMENT

     The Bank offers loans to its directors, officers and employees. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. At June 30, 2002, the Bank's loans to directors, nominees for director and executive officers totaled approximately $1.8 million.

COMPENSATION COMMITTEE REPORT ON EMPLOYEE COMPENSATION

     The Compensation Committee of the Board of Directors consists of the non-employee directors, which for fiscal 2002 consisted of Directors Akin, Murry, Parker and Steelman. This committee reviews the performance of the executive officers of the Company and its subsidiaries and recommends employee compensation structures and amounts to the Board.

     The Compensation Committee's compensation philosophy for all employees, including executive officers, is to provide competitive levels of compensation, integrate employees' pay with the achievement of the Company's performance goals, reward exceptional corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified employees. The committee expressly endorses the position that equity ownership by employees is beneficial in aligning employees' and stockholders' interests in the enhancement of stockholder value.

     Salaries are determined by evaluating the responsibilities of each position and by reference to the competitive marketplace for qualified employees, including with respect to executive officers comparisons of salaries for comparable positions at comparable companies within the banking industry. Annual salary changes are determined by evaluating changes in compensation in the marketplace, the performance of the Company and the responsibilities and performance of the employee.

     For fiscal year 2002, the base salaries of the chief executive officer and other executive officers were established in accordance with the foregoing policies. The Compensation Committee reviewed proposed salaries for all bank employees, individually and in total, then reviewed each executive's salary history. Executive officers Lampkin and McKeel did not receive any increase in salary for 2002 as compared to 2001 levels.

     In establishing Mr. McKeel's compensation the Committee takes into account his experience, tenure, abilities, job performance and other considerations. Mr. McKeel's base salary is established in accordance with the terms of the employment agreement entered into between the Company and Mr. McKeel on February 17, 2000 (see "Executive Compensation -- Employment Agreements") and is currently $103,935.

                                       Members of the Compensation Committee

                                       F. Michael Akin
                                       Bruce D. Murry
                                       Carl E. Parker, Jr.
                                       Clifford O. Steelman

STOCK PERFORMANCE

     The following graph shows the cumulative total return on the Company's Common Stock from June 30, 1997 through June 30, 2002 compared with the cumulative total return of the CRSP Index for Nasdaq stocks of savings institutions (U.S. Companies, SIC 6030-39) (the "Industry Index") and the CRSP Index for the Nasdaq Stock Market (U.S. Companies, all SICs) (the "Market Index") over the same period, as if $100 were invested on June 30, 1997 in the Company's Common Stock and each index. Total cumulative return on the Common Stock or the index equals the total increase or decrease in value since June 30, 1997, assuming reinvestment of all dividends paid. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                       JUNE 30, 1997 THROUGH JUNE 30, 2002


[Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the NASDAQ Stock Market and savings institutions traded on the NASDAQ Stock Market. Line graph plots the cumulative total return from May 7, 1997 to June 30, 2002. Plot points are provided below.]

                          6/30/97     6/30/98     6/30/99(1)  6/30/00     6/30/01     6/30/02
                          -------     -------     ----------  -------     -------     -------
HCB Bancshares, Inc.        100        118.1        71.4        54.6       106.6       125.5
Savings Institutions        100        144.2       126.1       104.2       169.4       234.7
Nasdaq Stock Market         100        131.6       189.1       279.6       151.6       103.2

_________
(1) The Common Stock was not listed on the Nasdaq Stock Market on June 30, 1999. The total return figure at June 30, 1999 is based on the average of the high and low sales price for the Common Stock on that date. The Common Stock was relisted on the Nasdaq SmallCap Market on November 22, 1999.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     On November 2, 2001, the Company's Board of Directors dismissed Deloitte & Touche LLP as its independent accountants. On November 9, 2001, the Company engaged BKD, LLP as its successor independent audit firm. The Company's dismissal of Deloitte & Touche LLP and engagement of BKD, LLP was recommended by the Audit Committee of the Board of Directors and unanimously approved by the Board of Directors on November 2, 2001.

     Deloitte & Touche LLP served as the Company's independent accountants to audit the Company's consolidated financial statements as of June 30, 2001 and for the years ended June 30, 2001, 2000 and 1999. Deloitte & Touche LLP's reports on the Company's financial statements as of and for fiscal years ended June 30, 2001, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's fiscal years ended June 30, 2001 and 2000 and for the subsequent interim period from July 1, 2001 through November 2, 2001, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference thereto in their report on the financial statements for such years.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors (the "Audit Committee") has:

     1. Reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2002 with the management of the Company.

     2. Discussed with the Company's independent auditors the matters required to be discussed by Statement of Accounting Standards No. 61, as the same was in effect on the date of the Company's financial statements; and

     3. Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements, and discussed with the independent auditors the independent auditors' independence.

     Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2002 be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002.

                                Members of the Audit Committee

                                F. Michael Akin
                                Bruce D. Murry
                                Carl E. Parker, Jr.
                                Clifford O. Steelman
                                John G. Rich

               AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT

AUDIT FEES

     During the fiscal year ended June 30, 2002, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended June 30, 2002 were $97,290, of which $85,123 was paid to BKD, LLP and $12,167 was paid to Deloitte and Touche, LLP.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage BKD, LLP or Deloitte & Touche, LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended June 30, 2002.

ALL OTHER FEES

     For the fiscal year ended June 30, 2002, the aggregate fees paid by the Company to BKD, LLP for all other services (other than audit services and financial information systems design and implementation services) were $34,073. For the fiscal year ended June 30, 2002, the Company did not pay any fees to Deloitte & Touche, LLP for all other services (other than audit services and financial information systems design and implementation services). The Audit Committee has considered whether the provision of these other services is compatible with maintaining the principal accountant's independence.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in such Common Stock (collectively, "Reports"), and to furnish the Company with copies of all such Reports. Based solely on its review of the copies of such Reports or written representations that no such Reports were necessary that the Company received during the past fiscal year or with respect to the last fiscal year, management believes that during the fiscal year ended June 30, 2002, all of the Reporting Persons complied with these reporting requirements.


                                  OTHER MATTERS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company's annual report to stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Secretary of the Company. Such annual report is not to be treated as a part of the proxy solicitation materials or as having been incorporated herein by reference.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 237 Jackson Street, S.W., Camden, Arkansas 71701-3941, no later than June 23, 2003. Stockholder proposals, other than those submitted pursuant to the Exchange Act, must be submitted in writing to the Secretary of the Company at the above address not less than thirty days nor more than sixty days prior to the date of any such meeting in accordance with procedural and substantive requirements under the Company's Certificate of Incorporation; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than October 31, 2002.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Paula J. Bergstrom


                                  PAULA J. BERGSTROM
                                  SECRETARY
Camden, Arkansas
October 21, 2002

                                    FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, HCB BANCSHARES, INC., 237 JACKSON STREET, S.W., CAMDEN, ARKANSAS 71701-3941.

                                                              REVOCABLE PROXY
              PLEASE MARK VOTES
              AS IN THIS EXAMPLE                                                               HCB BANCSHARES, INC.
--------------------------------------------------------------- -------------------------------- -------------------------------
                ANNUAL MEETING OF STOCKHOLDERS                                                            WITH-
                      NOVEMBER 21, 2002                         1. The election as directors     FOR      HOLD     EXCEPT
                                                                   of all nominees listed
The  undersigned  hereby  appoints  Carl E.  Parker,  Jr.  and     (except as marked to the
Clifford O.  Steelman,  with full powers of  substitution,  to     contrary below):              [  ]     [  ]      [ ]
act as  proxies  for the  undersigned,  to vote all  shares of
common stock of HCB  Bancshares,  Inc. (the  "Company")  which     CAMERON D. MCKEEL
the  undersigned  is entitled to vote at the Annual Meeting of     BRUCE D. MURRY
Stockholders,  to be held at the Camden Country Club,  located     F. MICHAEL AKIN
at 1915  Washington  Street,  Camden,  Arkansas,  on Thursday,
November  21, 2002 at 10:00 a.m.,  local time,  and at any and all adjournments thereof, as follows:
--------------------------------------------------------------------------------------------------------------------------------
                                                                INSTRUCTION:  TO WITHHOLD  AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                                                                NOMINEE,  MARK  "EXCEPT" AND WRITE THAT  NOMINEE'S  NAME IN THE
                                                                SPACE PROVIDED BELOW.
                                                                __________________________________________________

                                                                THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE  "FOR"  THE  LISTED
                                                                NOMINEES.  THIS  PROXY  WILL BE  VOTED AS  DIRECTED,  BUT IF NO
                                                                INSTRUCTIONS  ARE  SPECIFIED,  THIS PROXY WILL BE VOTED FOR THE
                                                                NOMINEES.  IF ANY OTHER  BUSINESS  IS  PRESENTED  AT THE ANNUAL
                                                                MEETING,  THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY
                                                                IN  ACCORDANCE  WITH THE  DETERMINATION  OF A  MAJORITY  OF THE
                                                                BOARD  OF  DIRECTORS.   AT  THE  PRESENT  TIME,  THE  BOARD  OF
                                                                DIRECTORS  KNOWS OF NO OTHER  BUSINESS TO BE  PRESENTED  AT THE
                                                                ANNUAL MEETING. THIS PROXY CONFERS  DISCRETIONARY  AUTHORITY ON
                                                                THE  HOLDERS  THEREOF TO VOTE WITH  RESPECT TO THE  ELECTION OF
                                                                ANY PERSON AS DIRECTOR  WHERE THE NOMINEE IS UNABLE TO SERVE OR
                                                                FOR GOOD  CAUSE  WILL NOT SERVE  AND  MATTERS  INCIDENT  TO THE
                                                                CONDUCT OF THE ANNUAL MEETING.

-------------------------------------------------------------------------------------------------------------------------------
|                                                                    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.        |
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|  Please be sure to sign and date      Date                  |
|  this proxy in the box below                                |
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| Stockholders sign above      Co-holder (if any) sign above  |
|                                                             |
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
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|  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE ENCLOSED.   |
|                                                                              |
|                                                                              |
|                             HCB BANCSHARES, INC.                             |
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|                                                                              |
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

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|  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE ENCLOSED.   |
|                                                                              |
|                             HCB BANCSHARES, INC.                             |
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SHOULD THE  ABOVESIGNED BE PRESENT AND ELECT TO VOTE AT THE ANNUAL MEETING OR AT
ANY ADJOURNMENT THEREOF, AND AFTER NOTIFICATION TO THE SECRETARY OF THE COMPANY AT THE ANNUAL MEETING OF THE STOCKHOLDER'S DECISION TO TERMINATE THIS PROXY, THEN THE POWER OF SAID ATTORNEYS AND PROXIES SHALL BE DEEMED TERMINATED AND OF NO FURTHER FORCE AND EFFECT.
THE ABOVE SIGNED ACKNOWLEDGES RECEIPT FROM THE COMPANY PRIOR TO THE EXECUTION OF THIS PROXY OF NOTICE OF THE ANNUAL MEETING, A PROXY STATEMENT DATED OCTOBER 21, 2002 AND A 2002 ANNUAL REPORT TO STOCKHOLDERS.
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

                               PLEASE ACT PROMPTLY
                       SIGN, DATE & MAIL YOUR PROXY TODAY

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